SUBJECT TO APPLICABLE CONFIDENTIALITY AGREEMENTS AND FRE 408 P R O J E C T U N I T E D $1,340 $550 $425 $330 $440 $425 $375 $335 $1,390 $600 $475 $380 $490 $475 $425 $385 300 400 500 600 700 800 2013 2014 2015 2016 2017 2018 2019 2020 Sales Revenue ($ in million) USEC’s Strategic Transition: Overview Our business will undergo a strategic transition as we move from enrichment using gaseous diffusion and proceed towards the commercialization of ACP using advanced centrifuge technology A U S E C S T R A T E G I C T R A N S I T I O N 1 NEAR-TERM MEDIUM-TERM LONG-TERM  Energy Northwest contract at Paducah through May 2013  RD&D program execution  ACP commercial planning and financial close  Megatons-to-Megawatts program through 2013  Initial TSA commences 2013  Inventory disposition  Balance sheet improvement  Evaluation of new US-based enrichment capacity using Russian technology (“RCP”)  TSA period  ACP construction and operation  Corporate and cost structure right-sized to operations profile  Further definition/consideration of RCP  ACP commercial operations and expansion planning (not included in revenue)  Final years of TSA supply (ceases 2022)  Potential for RCP complement USEC Proprietary Information ENW, HEU, Initial TSA, Inventory TSA TSA + ACP $1,40 1,30

SUBJECT TO APPLICABLE CONFIDENTIALITY AGREEMENTS AND FRE 408 P R O J E C T U N I T E D 2012 - 2018 Long-Term Financial Plan: Summary ($ in millions) Based on the Plan, USEC would generate substantial free cash flow over the projection period and end 2018 with an estimated $370 - $390 million cash balance I I 2 0 1 2 - 2 0 1 8 L O N G - T E R M F I N A N C I A L P L A N $1,340 $550 $425 $330 $440 $425 $1,390 $600 $475 $380 $490 $475 0 500 1,000 1,500 $2,000 2013 2014 2015 2016 2017 2018 REVENUE EBITDA(a) GROSS PROFIT CASH BALANCE 17 (a) For illustrative purposes, EBITDA excludes Advanced Technology costs, other income and special charges. $130 $300 $265 $310 $370 $292 (b) $150 $320 $285 $330 $390 0 100 200 300 400 $500 2013 2014 2015 2016 2017 2018 $75 $55 $40 $65 $70 ($5.0) $15 $95 $75 $60 $85 $90 (50) 0 50 100 150 $200 2013 2014 2015 2016 2017 2018 ($40) $10 $30 $15 $40 $40 ($60) $30 $50 $35 $60 $60 (100) (50) 0 50 100 150 $200 2013 2014 2015 2016 2017 2018 USEC Proprietary Information